Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-8 (No. 333-131929 and No. 333-100101) of Chase Corporation of our report dated November 17, 2006 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 20, 2006